EXHIBIT 99

PRESS RELEASE  DATED October 20, 2006

BEMIS COMPANY, INC.

One Neenah Center, 4th Floor

P.O. Box 669

Neenah, Wisconsin  54957-0669

For additional information please contact:

Melanie E. R. Miller

Vice President, Investor Relations

and Treasurer

(920)527-5045

FOR IMMEDIATE RELEASE

BEMIS REPORTS DEPARTMENT OF JUSTICE WILL CLOSE ITS LABEL STOCK INDUSTRY INVESTIGATION WITH NO FURTHER ACTION

NEENAH, WISCONSIN, October 20, 2006—Bemis Company, Inc. (NYSE-BMS) today reported that the United States Department of Justice has informed the Company it will close its investigation into competitive practices in the label stock industry without any further action.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide.  Founded in 1858, the Company reported 2005 net sales of $3.5 billion.  The Company’s flexible packaging business has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing and converting. The Company’s pressure sensitive materials business specializes in adhesive technologies.  Headquartered in Neenah, Wisconsin, Bemis employs about 16,000 individuals in 56 manufacturing facilities in 10 countries around the world.  More information about the Company is available at our website, www.bemis.com.